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                                                                     EXHIBIT 5.1

                       [BAKER & HOSTETLER LLP LETTERHEAD]

                                January 27, 1997

Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas 79549

Gentlemen:

     We have acted as counsel to Patterson Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") of (i) 303,950 shares of the authorized but unissued shares of Common Stock, Par Value $.01 per share (the "Common Stock") of the Company, including Preferred Stock Purchase Rights (the "Rights") issuable pursuant to the Rights Agreement, dated as of January 2, 1997, between the Company and Continental Stock Transfer & Trust Company (the "Company Shares"), and (ii) 10,000 shares of the issued and outstanding Common Stock of the Company held by the "Selling Stockholders," as that term is defined in the Prospectus included as a part of the Registration Statement (the "Selling Stockholders Shares"). (The Company Shares and the Selling Stockholders Shares are collectively referred to herein as the "Shares.")

     In connection with this opinion, we have examined the Restated Certificate of Incorporation of the Company. In addition, we have examined, and have relied as to matters of fact upon, such other documents, corporate records and other instruments, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic or conformed copies and the authenticity of the original of all such latter documents.

     Based upon the foregoing, we are of the opinion that (i) the Company is authorized to issue and to sell the Company Shares; and the Company Shares, when issued, will be validly issued, fully paid and nonassessable and (ii) the Selling Stockholders Shares have been validly issued and are fully paid and nonassessable.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus that constitutes a part thereof, as attorneys passing upon the validity of the issuance of the Company Shares on behalf of the Company, and
(ii) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

                                            Very truly yours,

                                            /s/ Baker & Hostetler LLP

                                            BAKER & HOSTETLER LLP
/scb